Exhibit 99.1

PRESS RELEASE

Mellanox Technologies, Ltd.

Press/Media Contact:

Ashley Paula
Waggener Edstrom
+1-415-547-7024
apaula@waggeneredstrom.com

USA Investor Contact:
Gwyn Lauber
Mellanox Technologies
+1-408-916-0012
gwyn@mellanox.com

Israel Investor Contact:
Nava Ladin
Gelbart Kahana Investor Relations
+972-3-6074717
nava@gk-biz.com

Mellanox Technologies, Ltd. Announces Fourth Quarter 2012 and
Record Fiscal Year Financial Results

68.0 Percent Quarterly Year-over-Year Revenue Growth

93.2 Percent Annual Year-over-Year Revenue Growth

Annual Cash Flow from Operations of $182.5 Million, Representing 36 Percent of Revenues

Increased Silicon Unit Shipments 95 Percent Annual Year-over-Year

SUNNYVALE, Calif. and YOKNEAM, ISRAEL — Jan. 23, 2013 — Mellanox® Technologies, Ltd. (NASDAQ: MLNX; TASE: MLNX), a leading supplier of end-to-end connectivity solutions for servers and storage systems, today announced financial results for its fourth quarter and record results for the fiscal year 2012.

Fourth Quarter and 2012 Fiscal Year Highlights

•                  Revenues were $122.1 million in the fourth quarter, and $500.8 million in 2012

•                  GAAP gross margins were 68.1 percent in the fourth quarter, and 68.5 percent in 2012

•                  Non-GAAP gross margins were 70.0 percent in the fourth quarter, and 70.3 percent in 2012

•                  GAAP fourth quarter operating income was $23.9 million, and $118.3 million in 2012

•                  Non-GAAP operating income was $36.2 million in the fourth quarter, and $162.6 million in 2012

•                  GAAP net income was $18.4 million in the fourth quarter, and $111.4 million in 2012

•                  Non-GAAP net income was $30.7 million in the fourth quarter, and $155.7 million in 2012

•                  GAAP net income per diluted share was $0.41 in the fourth quarter, and $2.54 in 2012

•                  Non-GAAP net income per diluted share was $0.69 in the fourth quarter, and was $3.60 in 2012

•                  $25.4 million in cash was provided by operating activities during the fourth quarter

•                  Annual cash flow from operations of $182.5 million, representing 36.4 percent of revenues

•                  Cash and investments totaled $426.3 million at December 31, 2012

•                  1.1 million silicon units shipped in 2012

Financial Results

In accordance with U.S. generally accepted accounting principles (GAAP), the company reported revenue of $122.1 million for the fourth quarter, down 22.0 percent from $156.5 million in the third quarter of 2012, and up 68.0 percent from $72.7 million in the fourth quarter of 2011.  For the year ended December 31, 2012, revenue was a record $500.8 million, an increase of 93.2 percent from revenue of $259.3 million reported in 2011.

GAAP gross margins in the fourth quarter of 2012 were 68.1 percent, compared with 69.1 percent in the third quarter of 2012 and 64.0 percent in the fourth quarter of 2011.  GAAP gross margins in 2012 were 68.5 percent, compared with 64.5 percent in 2011.

Non-GAAP gross margins in the fourth quarter of 2012 were 70.0 percent, compared with 70.5 percent in the third quarter of 2012 and 67.0 percent in the fourth quarter of 2011.  Non-GAAP gross margins in 2012 were 70.3 percent, compared with 68.1 percent in 2011.

GAAP net income in the fourth quarter of 2012 was $18.4 million or $0.41 per diluted share, compared with net income of $48.4 million or $1.09 per diluted share in the third quarter of 2012 and net income of $4.7 million or $0.11 per diluted share in the fourth quarter of 2011.

Non-GAAP net income in the fourth quarter of 2012 was $30.7 million, or $0.69 per diluted share, compared with $60.1 million or $1.37 per diluted share in the third quarter of 2012, and $13.1 million, or $0.31 per diluted share in the fourth quarter of 2011. The fourth quarter 2012 non-GAAP net income excludes $10.0 million of share-based compensation expenses compared to $9.4 million in the third quarter of 2012, and $6.1 million in the fourth quarter of 2011. The fourth quarter 2012 non-GAAP net income also excludes amortization of acquired intangible assets of $2.3 million associated with the acquisition of Voltaire, Ltd. on February 7, 2011 consistent with such amortization expenses in the third quarter of 2012, and compared to $2.4 million in the fourth quarter of 2011.

GAAP net income in 2012 was a record $111.4 million or $2.54 per diluted share, compared to $10.0 million or $0.26 per diluted share in 2011.

Non-GAAP net income in 2012 was a record $155.7 million, or $3.60 per diluted share, compared to $45.6 million or $1.16 per diluted share in 2011.  2012 non-GAAP net income excludes $35.0 million of share-based compensation expenses and amortization of acquired intangible assets of $9.3 million associated with the acquisition of Voltaire, Ltd. on February 7, 2011. 2011 non-GAAP net income excludes $21.4 million of share-based compensation expenses, amortization of acquired intangible assets of $9.8 million associated with the acquisition of Voltaire, Ltd. on February 7, 2011 and acquisition related expenses of $4.4 million.

Total cash and investments increased $184.9 million to $426.3 million at December 31, 2012 compared to $241.4 million at year-end 2011.  The company generated $25.4 million in cash from operating activities in the fourth quarter, and a record $182.5 million for the year.

“We are proud of our results for 2012, which was an outstanding year. Mellanox achieved record levels of revenue, cash flow and profitability, driven by growth in our strong product offerings and penetration into new and existing markets. We doubled the volume of silicon unit devices shipped from 2011 to 2012 to a record 1.1 million, highlighting our increased market share growth,” said Eyal Waldman, chairman, president and CEO of Mellanox Technologies. “We are disappointed we did not meet our revenue guidance for the fourth quarter. Our results were impacted by a weaker demand environment, challenging macroeconomic conditions, a build-up of inventory at an OEM customer, and a technical issue, which was resolved during the quarter.

Recent Mellanox Press Release Highlights

•                  Jan. 21 - OrionVM Enterprise Selects Mellanox InfiniBand for their Private and Public Clouds

•                  Dec. 10 - Mellanox InfiniBand Helps Accelerate Teradata Aster Big Analytics Appliance

•                  Nov. 13 - InfiniBand Leadership Continues to Grow; Now Connecting 224 Systems on the TOP500, Nearly 20 Percent More than Ethernet

•                  Nov. 12 - Mellanox Connect-IB InfiniBand Adapter Achieves World Record Performance Results

•                  Nov. 12 - Mellanox Introduces MetroX - Long Haul InfiniBand Switch Solutions

•                  Nov. 12 - Mellanox InfiniBand Solutions Enable New Levels of Research at Brookhaven National Laboratory

•                  Nov. 12 - Mellanox Expands Line of FDR 56Gb/s InfiniBand Switch Solutions with 12-port Switch System for Small Scale, Storage and Embedded Applications

•                  Nov. 12 - Mellanox Announces Unified Fabric Manager (UFM-SDN) Data Center Appliance and UFM Software Version 4.0

•                  Oct. 31- Sakura Internet Selects Mellanox InfiniBand for New Public Cloud Infrastructure

•                  Oct. 22 - Mellanox Announces Creation of Federal Government Subsidiary to Expand Mellanox’s Engagements with U.S. Government

Conference Calls

Mellanox will broadcast its fourth quarter and fiscal year 2012 financial results conference call today at 2 p.m. Pacific Time to discuss the company’s fourth quarter 2012 financial results.  To listen to the call, dial +1-785-424-1834 approximately 10 minutes prior to the start time.

Mellanox also plans to conduct a conference call on Thursday, January 24 at 9 a.m. Israel Time to discuss the company’s fourth quarter and fiscal year 2012 financial results in Hebrew. To listen to the call, dial +972-3-9180609 approximately 10 minutes prior to the start of the call.

Both of the Mellanox financial results conference calls will be available via live webcasts on the investor relations section of the Mellanox website at http://ir.mellanox.com. Access the webcast 15 minutes prior to the start of the call to download and install any necessary audio software. Replays of the webcasts will also be available on the Mellanox website.

About Mellanox

Mellanox Technologies is a leading supplier of end-to-end InfiniBand and Ethernet interconnect solutions and services for servers and storage. Mellanox interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications and unlocking system performance capability. Mellanox offers a choice of fast interconnect products: adapters, switches, software and silicon that accelerate application runtime and maximize business results for a wide range of markets including high performance computing, enterprise data centers, Web 2.0, cloud, storage and financial services. More information is available at www.mellanox.com.

GAAP to Non-GAAP Reconciliation

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expenses, changes in certain deferred tax assets and acquisition related expenses. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expenses, changes in deferred tax assets and acquisition related expenses because it enhances investors’ ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company’s business operations.  Further, management believes certain non-cash charges such as share-based compensation and changes in certain deferred tax assets do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the “Investors” section at our web site.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, the continued launch and volume ramp of large customer sales opportunities, and our ability to protect our intellectual property rights. Furthermore, the majority of our quarterly revenues are derived from customer orders received and fulfilled in the same quarterly period. We have limited visibility into actual end-user demand as such demand impacts us and our OEM customer inventory balances in any given quarter. Consequently, this introduces risk and uncertainty into our revenue and production forecasts and business planning and could negatively impact our financial results. In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.

More information about the risks, uncertainties and assumptions that may impact our business is set forth in our form 10-Q filed with the SEC on August 3, 2012, and our form 10-K filed with the SEC on February 28, 2012. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox, BridgeX, ConnectX, CORE-Direct, InfiniBridge, InfiniHost, InfiniScale, PhyX, SwitchX, Virtual Protocol Interconnect and Voltaire are registered trademarks of Mellanox Technologies, Ltd. Connect-IB, FabricIT, MLNX-OS, ScalableHPC, Unbreakable-Link, UFM and Unified Fabric Manager are trademarks of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.
Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Total revenues	$122,118	$72,689	$500,799	$259,251
Cost of revenues	38,973	26,186	157,936	92,015
Gross profit	83,145	46,503	342,863	167,236
Operating expenses:
Research and development	36,101	25,142	138,946	92,508
Sales and marketing	16,002	11,338	61,068	40,366
General and administrative	7,136	4,140	24,541	21,769
Total operating expenses	59,239	40,620	224,555	154,643
Income from operations	23,906	5,883	118,308	12,593
Other income, net	269	207	1,259	759
Income before taxes	24,175	6,090	119,567	13,352
Provision for taxes on income	(5,733)	(1,427)	(8,187)	(3,375)
Net income	$18,442	$4,663	$111,380	$9,977
Net income per share — basic	$0.43	$0.12	$2.70	$0.28
Net income per share — diluted	$0.41	$0.11	$2.54	$0.26
Shares used in computing income per share:
Basic	42,451	39,542	41,308	36,263
Diluted	44,614	41,800	43,901	38,562

Mellanox Technologies, Ltd.
Reconciliation of Non-GAAP Adjustments
(in thousands, percentages, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Reconciliation of GAAP net income to non-GAAP net income:
GAAP net income	$18,442	$4,663	$111,380	$9,977
Adjustments:
Share-based compensation expense:
Cost of revenues	445	259	1,621	980
Research and development	5,773	3,491	19,356	11,906
Sales and marketing	1,876	1,322	8,055	4,894
General and administrative	1,869	987	5,987	3,632
Total share-based compensation expense	9,963	6,059	35,019	21,412
Amortization of acquired intangibles:
Cost of revenue	1,849	1,923	7,520	8,246
Sales and marketing	440	438	1,757	1,569
Total amortization of acquired intangibles	2,289	2,361	9,277	9,815
Other acquisition related charges	—	—	—	4,394
Non-GAAP net income	$30,694	$13,083	$155,676	$45,598

Reconciliation of GAAP gross profit to non-GAAP:
Revenues	$122,118	$72,689	$500,799	$259,251
GAAP gross profit	83,145	46,503	342,863	167,236
GAAP gross margin	68.1%	64.0%	68.5%	64.5%
Share-based compensation expense	445	259	1,621	980
Acquisition related charges	1,849	1,923	7,520	8,246
Non-GAAP gross profit	$85,439	$48,685	$352,004	$176,462
Non-GAAP gross margin	70.0%	67.0%	70.3%	68.1%

Reconciliation of GAAP operating expenses to non-GAAP:
GAAP operating expenses	$59,239	$40,620	$224,555	$154,643
Share-based compensation expense	(9,518)	(5,800)	(33,398)	(20,432)
Acquisition related charges	(440)	(438)	(1,757)	(5,963)
Non-GAAP operating expenses	$49,281	$34,382	$189,400	$128,248

Reconciliation of GAAP income from operations to non-GAAP:
GAAP income from operations	$23,906	$5,883	$118,308	$12,593
Share-based compensation expense	9,963	6,059	35,019	21,412
Acquisition related charges	2,289	2,361	9,277	14,209
Non-GAAP income from operations	$36,158	$14,303	$162,604	$48,214

Mellanox Technologies, Ltd.
Reconciliation of Non-GAAP Adjustments
(in thousands, except per share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Shares used in computing GAAP diluted earnings per share	44,614	41,800	43,901	38,562
Adjustments:
Effect of dilutive securities under GAAP*	(2,163)	(2,258)	(2,593)	(2,299)
Total options vested and exercisable	1,888	3,037	1,888	3,037
Shares used in computing non-GAAP diluted earnings per share**	44,339	42,579	43,196	39,300

GAAP diluted net income per share	$0.41	$0.11	$2.54	$0.26
Adjustments:
Share-based compensation expense	0.22	0.14	0.79	0.56
Amortization of acquired intangibles	0.05	0.06	0.21	0.25
Other acquisition related charges	0.00	0.00	0.00	0.11
Effect of dilutive securities under GAAP*	0.04	0.02	0.22	0.07
Total options vested and exercisable	(0.03)	(0.02)	(0.16)	(0.09)
Non-GAAP diluted income per share**	$0.69	$0.31	$3.60	$1.16

* This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential ordinary shares from stock options had been issued under the Treasury method.

** Effective January 1, 2012, the Company uses weighted shares outstanding method to calculate the non-GAAP share count.  For comparison purposes, the non-GAAP share count for the 2011 periods presented was calculated using this new method.

Mellanox Technologies, Ltd.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	December 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$117,054	$181,258
Short-term investments	302,593	52,373
Restricted cash	3,229	4,452
Accounts receivable, net	58,516	48,215
Inventories	43,318	24,955
Deferred taxes and other current assets	15,616	7,373
Total current assets	540,326	318,626
Property and equipment, net	62,375	36,806
Severance assets	8,907	7,767
Intangible assets, net	16,134	25,657
Goodwill	132,885	132,885
Deferred taxes and other long-term assets	10,419	8,289
Total assets	$771,046	$530,030

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,431	$30,132
Accrued liabilities	57,879	31,091
Deferred revenue	12,018	5,571
Capital lease obligations	1,253	299
Total current liabilities	108,581	67,093
Accrued severance	11,821	10,433
Deferred revenue	8,366	3,664
Capital lease obligations	2,835	279
Other long-term liabilities	11,635	6,214
Total liabilities	143,238	87,683
Shareholders’ equity:
Ordinary shares	178	165
Additional paid-in capital	488,365	418,255
Accumulated other comprehensive income (loss)	2,794	(1,164)
Retained earnings	136,471	25,091
Total shareholders’ equity	627,808	442,347
Total liabilities and shareholders’ equity	$771,046	$530,030

Mellanox Technologies, Ltd.
Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Twelve Months Ended December 31,
	2012	2011
Cash flows from operating activities:
Net income	$111,380	$9,977
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,868	19,745
Deferred income taxes	(3,454)	(228)
Share-based compensation	35,019	21,412
Gain on investments	(896)	(15)
Excess tax benefit from share-based compensation	(5,141)	(2,411)
Changes in assets and liabilities:
Accounts receivable, net	(10,301)	(15,899)
Inventories	(19,436)	(8,639)
Prepaid expenses and other assets	(3,239)	(513)
Accounts payable	3,430	19,102
Accrued liabilities and other payables	51,259	18,645
Net cash provided by operating activities	182,489	61,176

Cash flows from investing activities:
Acquisition of Voltaire Ltd., net of cash acquired of $3,961	—	(203,704)
Purchase of severance-related insurance policies	(783)	(832)
Purchases of short-term investments	(328,998)	(45,600)
Proceeds from sale of short-term investments	14,860	149,889
Proceeds from maturities of short-term investments	64,683	12,128
Decrease (increase) in restricted cash deposits	1,327	(1,700)
Purchase of property and equipment	(30,544)	(22,717)
Purchase of equity investment in a private company	(1,424)	—
Net cash used in investing activities	(280,879)	(112,536)

Cash flows from financing activities:
Proceeds from public offering, net	—	104,201
Principal payments on capital lease obligations	(918)	(459)
Proceeds from issuance of ordinary shares to employees	29,963	18,471
Excess tax benefit from share-based compensation	5,141	2,411
Net cash provided by financing activities	34,186	124,624

Net (decrease) increase in cash and cash equivalents	(64,204)	73,264
Cash and cash equivalents at beginning of period	181,258	107,994
Cash and cash equivalents at end of period	$117,054	$181,258